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                                                              EXHIBIT 23-A


                      CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders
National Semiconductor Corporation:

     We consent to the use of our reports dated June 10, 1994, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus. Our report covering the Company's May 29, 1994 consolidated financial statements refers to a change in accounting for certain costs in inventory.

                                                 /S/ KPMG PEAT MARWICK
                                                 ------------------------------
                                                 KPMG Peat Marwick


San Jose, California
August 3, 1994